Exhibit 99.1
BlackLine Appoints Former Deloitte Global Executive Sam Balaji to Board of Directors
LOS ANGELES – June 16, 2025 – BlackLine, Inc. (Nasdaq: BL), the future-ready platform for the Office of the CFO, today announced the appointment of Sam Balaji to its Board of Directors, effective June 13, 2025. With more than three decades of global leadership experience scaling technology businesses, Mr. Balaji brings deep expertise in enterprise software, artificial intelligence, cybersecurity, and global go-to-market strategies.
Mr. Balaji spent 28 years at Deloitte, where he most recently served as CEO of Deloitte Consulting. He led the strategy and execution that drove growth and market momentum through strategic investments in high-impact areas like Cloud, AL and Cyber. He was instrumental in forging go-to-market relationships with both established tech giants and emerging innovators, and led over 100 mergers, acquisitions, and investments across markets to accelerate Deloitte’s global expansion.
“Sam’s exceptional breadth of experience across enterprise technology, M&A, and executive leadership is a strong addition to BlackLine’s Board,” said Owen Ryan, BlackLine’s Co-CEO and Board Chair. “His expertise in scaling businesses, creating and executing global strategies, and advising CXOs will play a pivotal role as we expand our platform, deepen our partnerships, and continue to deliver transformative outcomes for the Office of the CEO.”

“Sam’s track record speaks for itself–but what impressed me most was his ability to think big while staying grounded in what truly creates value for customers,” said Therese Tucker, Founder and Co-CEO of BlackLine. “He’s not just a strategic thinker–he’s a builder, a mentor, and a leader who understands how to navigate complexity and unlock growth. I’m thrilled to welcome him to the Board as we write the next chapter of our journey.”

“I’m honored to join BlackLine’s Board at such a pivotal time,” said Mr. Balaji. “BlackLine’s cutting-edge platform, compelling vision, and accelerating AI-driven momentum in digital finance transformation are unmatched. I look forward to helping guide the company through its next phase of growth and innovation.”
About BlackLine
BlackLine, Inc. (Nasdaq: BL) is the future-ready financial operations platform for the Office of the CFO. BlackLine’s unified platform and purpose-built products are trusted by nearly 4,400 companies worldwide to drive accuracy, efficiency, and intelligence across critical financial processes. Designed to empower accounting, finance, and operations teams to work smarter and faster, BlackLine enables organizations to modernize operations and accelerate business performance.
For more information, please visit blackline.com.
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Media Contact:

Samantha Darilek
VP, Corporate Communications
samantha.darilek@blackline.com

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